Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117272) pertaining to the Regions Financial Corporation Supplemental 401(k) Plan of our report dated June 16, 2006, with respect to the financial statements of the Regions Financial Corporation Supplemental 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Birmingham, Alabama

June 28, 2006